Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Primoris Corporation

We have audited the accompanying consolidated balance sheets of Primoris Corporation (the “Company”) as of December 31, 2007 and 2006 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Primoris Corporation as of December 31, 2007 and 2006, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, in 2007, the Company adopted the provisions of FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes, and interpretation of SFAS No. 109, Accounting for Income Taxes” (“FIN 48”).

/s/ Moss Adams, LLP

Irvine, California
June 9, 2008, except for Note 14,
as to which the date is August 8, 2008

PRIMORIS CORPORATION

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Amounts)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$62,966	$13,115
Restricted cash	9,984	7,192
Accounts receivable, net	113,307	105,915
Costs and estimated earnings in excess of billings	11,085	14,487
Inventory	2,458	2,435
Prepaid expenses and other current assets	1,793	923
Total current assets	201,593	144,067
Property and equipment, net	16,143	12,143
Other assets	922	476
Investment in non-consolidated entities	—	3,590
Other intangible assets, net	88	220
Goodwill	2,227	1,813
Total assets	$220,973	$162,309
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66,792	$51,829
Billings in excess of costs and estimated earnings	54,143	27,631
Accrued expenses and other current liabilities	18,215	15,425
Distributions payable	6,115	—
Current portion of long-term debt	4,858	2,943
Total current liabilities	150,123	97,828
Long-term debt, net of current portion	22,641	21,328
Other long-term liabilities	1,286	946
Total liabilities	174,050	120,102
Commitments and contingencies
Stockholders’ equity
Common stock – $.001 stated value;
Authorized: 250,000 shares; issued and outstanding: 4,368 and 4,320 at December 31, 2007 and 2006, respectively	—	—
Additional paid-in capital	1,307	803
Retained earnings	45,513	41,301
Accumulated other comprehensive income	103	103
Total stockholders’ equity	46,923	42,207
Total liabilities and stockholders’ equity	$220,973	$162,309

See accompanying notes.

PRIMORIS CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(In Thousands)

	Year Ended December 31,
	2007	2006	2005
Revenues	$547,666	$439,405	$362,485
Cost of revenues	488,314	399,917	333,716
(Recovery of) provision for estimated losses on uncompleted contracts	—	(462)	3,623
Gross profit	59,352	39,950	25,146

Selling, general and administrative expenses	29,517	26,769	21,226
Operating income	29,835	13,181	3,920

Other income (expense):
(Loss) income from non-consolidated entities	(1,359)	1,800	789
Foreign exchange gain (loss)	(471)	168	—
Interest income	1,750	595	208
Interest expense	(1,773)	(1,319)	(997)
Income before provision for income taxes	27,982	14,425	3,920

Provision for income taxes	(848)	(1,197)	(18)
Income from continuing operations	27,134	13,228	3,902

(Loss) gain on discontinued operations	—	(28)	1,519
Net income	$27,134	$13,200	$5,421

See accompanying notes.

PRIMORIS CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In Thousands, Except Share Amounts)

	Common Stock		Additional Paid-in Capital	Retained Earnings	Accum. Other Comprehensive Income	Total Stockholders’ Equity
	Shares	Amount
Balance, December 31, 2004	4,416	$—	$1,535	$27,629	$242	$29,406
Components of comprehensive income:
Net income	—	—	—	5,421	—	5,421
Currency translation adjustment	—	—	—	—	(139)	(139)
Other comprehensive income						5,282
Issuance of common stock	33	—	229	—	—	229
Repurchase of common stock	(19)	—	(133)	—	—	(133)
Distributions to stockholders	—	—	—	(2,769)	—	(2,769)
Balance, December 31, 2005	4,430	—	1,631	30,281	103	32,015
Net income	—	—	—	13,200	—	13,200
Issuance of common stock	54	—	402	—	—	402
Repurchase of common stock	(164)	—	(1,230)	—	—	(1,230)
Distributions to stockholders	—	—	—	(2,180)	—	(2,180)
Balance, December 31, 2006	4,320	—	803	41,301	103	42,207
Net income	—	—	—	27,134	—	27,134
Issuance of common stock	150	—	1,569	—	—	1,569
Repurchase of common stock	(102)	—	(1,065)	—	—	(1,065)
Distributions to stockholders	—	—	—	(22,922)	—	(22,922)
Balance, December 31, 2007	4,368	$—	$1,307	$45,513	$103	$46,923

See accompanying notes.

PRIMORIS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2007	2006	2005
Cash flows from operating activities:
Net income	$27,134	$13,200	$5,421
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,647	4,908	5,379
Amortization of other intangible assets	132	340	76
Gain on sale of property and equipment	(258)	(414)	(1,098)
Loss (income) from non-consolidated entities	1,359	(1,800)	(789)
Loss (profit) on discontinued operations	—	28	(1,519)
Foreign currency translation	—	—	(139)
Changes in assets and liabilities:
Restricted cash	(2,792)	473	(184)
Accounts receivable	(7,392)	(46,810)	2,496
Costs and estimated earnings in excess of billings	3,402	3,883	(2,246)
Inventory, prepaid expenses and other current assets	(893)	206	3,449
Distributions received from joint venture	2,880	—	—
Other assets	(446)	213	138
Accounts payable	14,963	8,282	4,601
Billings in excess of costs and estimated earnings	26,512	15,847	(8,398)
Accrued expenses and other current liabilities	976	382	1,435
Other long-term liabilities	340	227	345
Net cash from discontinued operations	—	307	2,029
Net cash provided by (used in) operating activities	70,564	(728)	10,996
Cash flows from investing activities:
Purchase of property and equipment	(2,185)	(1,459)	(1,726)
Proceeds from sale of property and equipment	310	581	3,008
Cash paid for acquisition of subsidiaries	(414)	(1,822)	(1,287)
Net cash from discontinued operations	—	—	512
Net cash provided by (used in) investing activities	(2,289)	(2,700)	507
Cash flows from financing activities:
Proceeds from short-term borrowings	1,221	—
Proceeds from issuance of long-term debt	—	5,381	8,662
Repayment of long-term debt	(3,342)	(2,734)	(6,758)
Repurchase of common stock	(1,065)	(1,230)	(133)
Proceeds from issuance of common stock	1,569	402	229
Cash distributions to stockholders	(16,807)	(2,180)	(2,769)
Net cash used in financing activities	(18,424)	(361)	(769)
Net change in cash and cash equivalents	49,851	(3,789)	10,734
Cash and cash equivalents at beginning of year	13,115	16,904	6,170
Cash and cash equivalents at end of the year	$62,966	$13,115	$16,904

See accompanying notes.

PRIMORIS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS - (continued)
(In Thousands)

SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION

	Year Ended December 31,
	2007	2006	2005
Cash paid during the year for:
Interest	$1,773	$1,217	$835
Income taxes	$1,798	$21	$—

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Obligations incurred for the acquisition of property and equipment	$6,570	$—	$596
Obligations incurred for the refinancing of long-term debt	$—	$18,188	$11,424
Accrued distributions to stockholders	$6,115	$—	$—

See accompanying notes.

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business and Basis of Presentation

Primoris Corporation (“Primoris”), a Nevada corporation, is currently organized as an S-corporation. Primoris’ consolidated financial statements include the accounts of Primoris and its wholly-owned subsidiaries ARB, Inc., ARB Structures, Inc., Onquest, Inc., Born Heaters Canada, ULC, Cardinal Contractors, Inc., Cardinal Mechanical, L.P., Pipeline Trenching LLC, Stellaris LLC and ARB Ecuador, Ltda., collectively referred to hereinafter as the “Company.” All significant intercompany transactions have been eliminated in consolidation.

The Company is engaged in various construction and engineering activities. The Company’s underground and directional drilling operations install, replace and repair natural gas, petroleum, telecommunications and water pipeline systems. The Company’s industrial, civil and engineering operations construct and provide maintenance services to industrial facilities including power plants, petrochemical facilities, other processing plants, and construct multi-level parking structures.

ARB, Inc., ARB Structures, Inc. and Stellaris, LLC are headquartered in Lake Forest, California. Onquest, Inc. is headquartered in San Dimas, California. Born Heaters Canada, ULC is headquartered in Calgary, Alberta, Canada. Cardinal Contractors, Inc. is headquartered in Sarasota, Florida. Cardinal Mechanical, L.P. and Pipeline Trenching, LLC are headquartered in Texas. ARB Ecuador Ltda. is headquartered in Quito, Ecuador.

Note 2 — Summary of Significant Accounting Policies

Basis of presentation — The accompanying consolidated financial statements have been prepared in accordance with accounting standards generally accepted in the United States.

Principles of consolidation — The accompanying consolidated financial statements include the accounts of the Company, all majority-owned subsidiaries, and the Company’s equity interests in ARB Arendal, SRL de CV, and others. All significant intercompany transactions have been eliminated.

The investment in non-consolidated entities represents the Company’s investment and its share of profits and losses allocated to the Company in accordance with the provisions of each agreement, based upon the equity method of accounting.

Operating cycle — Assets and liabilities relating to long-term construction contracts are included in current assets and current liabilities in the accompanying consolidated balance sheets, since they are expected to be realized or liquidated in the normal course of contract completion, although completion may require more than one year.

FIN 46(R) — In December 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46(R), “Consolidation of Variable Interest Entities — an interpretation of ARB No. 51.” The Company adopted FIN 46(R) as of January 1, 2005. The only potential variable interest entities with which the Company is associated are the entities disclosed in Note 13 under Leases. These entities are the lessors of buildings and equipment to the Company. The Company has determined that the lessors are not variable interest entities, therefore; there was no impact of this interpretation on the financial position and results of operations for the periods presented.

Cash and cash equivalents — The Company considers all highly liquid investments with an original maturity when purchased of ninety days or less to be cash equivalents.

Significant Risks and Uncertainties

General matters — The Company has significant working capital invested in assets that may have a liquidation period extending beyond one year. The Company has claims receivable and retention due from various customers and others that are currently in dispute, the realization of which is subject to binding arbitration, final negotiation or litigation. Although management believes that it will be successful in collecting these amounts, the amounts ultimately collected upon final resolution of these matters may materially differ from the carrying value currently presented in the accompanying consolidated balance sheet.

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Foreign operations — The Company maintains operations outside of the United States. In addition to its investment in ARB Arendal (Note 7) and its discontinued operations in Chile (Note 8), the Company also maintains operations in Ecuador and Canada.

Equity method accounting — Partially owned equity affiliates are accounted for under the equity method of accounting. Equity method investments are recorded at cost and are adjusted periodically to recognize the Company’s proportionate share of the affiliate’s income or loss, additional contributions made and dividends and capital distributions received. In the event any of the partially owned equity affiliates were to incur a loss and the Company’s cumulative proportionate share of the loss exceeded the carrying amount of the equity method investment, application of the equity method would be suspended and the Company’s proportionate share of further losses would not be recognized until the Company committed to provide further financial support to the affiliate. The Company would resume application of the equity method once the affiliate becomes profitable and the Company’s proportionate share of the affiliate’s earnings equals the Company’s cumulative proportionate share of losses that were not recognized during the period the application of the equity method was suspended.

Fixed-price contracts — Historically, substantial portions of the Company’s revenues have been generated principally under fixed-price contracts. Fixed-price contracts carry certain inherent risks, including underestimation of costs, problems with new technologies and economic and other changes that may occur over the contract period. The Company recognizes revenues using the percentage-of-completion method for fixed-price contracts, which may result in uneven and irregular results. Unforeseen events and circumstances can alter the estimate of the costs and potential profit associated with a particular contract. To the extent that original cost estimates are modified, estimated costs to complete increase, delivery schedules are delayed, or progress under a contract is otherwise impeded, cash flow, revenue recognition and profitability from a particular contract may be adversely affected.

Cash concentration — The Company places its cash with high credit quality financial institutions. The Company maintains cash balances in excess of federally insured limits. Management believes that this risk is not significant.

Collective bargaining agreements — A significant portion of the Company’s labor force is subject to collective bargaining agreements. Upon renegotiation of such agreements, the Company could be exposed to increases in hourly costs and work stoppages.

Worker’s compensation insurance — The Company self-insures worker’s compensation claims to a certain level. The Company maintained a self-insurance reserve totaling approximately $4,400 and $4,100 at December 31, 2007and 2006, respectively. The amount is included in “accrued expenses and other current liabilities” on the accompanying consolidated balance sheets. Actual payments that may be made in the future could materially differ from such reserve.

Fair value of financial instruments — The consolidated financial statements include financial instruments whereby the fair market value may differ from amounts reflected on a historical basis. Financial instruments of the Company consist of cash, accounts receivable, accounts payable, and certain accrued liabilities. The carrying value of the Company’s notes payable approximates fair value based on comparison with current prevailing market rates for loans of similar risks and maturities. The Company’s other financial instruments generally approximate fair market value based on the short-term nature of these instruments.

Functional currencies and foreign currency translation — Through its subsidiaries, the Company maintains foreign operations in Canada, Ecuador and Chile.

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

The United States dollar is the functional currency in Canada and Ecuador, as substantially all monetary transactions are made in that currency, and other significant economic facts and circumstances currently support that position. As these factors may change in the future, the Company periodically assesses its position with respect to the functional currency of foreign subsidiaries. Included in other income are foreign exchange losses of $471 in 2007 and an exchange gain of $168 in 2006.

The Chilean peso is the functional currency in Chile as it most appropriately reflects the current economic facts and circumstances of the operations. Assets and liabilities recorded in Chilean peso are translated at the exchange rate on the balance sheet date. Income and expense accounts are translated at the average monthly exchange rate during the period. Resulting translation adjustments are recorded as a separate component of accumulated other comprehensive income or loss. The Company’s operations in Chile are not significant and therefore, translation adjustments in 2007 and 2006 are nominal and not recorded.

Accounts receivable — Contract receivables are primarily concentrated with public and private companies and governmental agencies located throughout the United States, Canada and Ecuador. Credit terms for payment of products and services are extended to customers in the normal course of business and no interest is charged. The Company requires no collateral from its customers, but follows the practice of filing statutory liens or stop notices on all construction projects when collection problems are anticipated. The Company uses the allowance method of accounting for losses from uncollectible accounts. Under this method an allowance is provided based upon historical experience and management’s evaluation of outstanding contract receivables at the end of each year. Receivables are written off in the year deemed uncollectible. The allowance for doubtful accounts at December 31, 2007 and 2006 was $200.

Inventory — Inventory consists of materials and expendable construction equipment used in construction projects and is valued at the lower of cost, using first-in, first-out method, or market.

Property and equipment — Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, usually ranging from three to thirty years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

The Company assesses the recoverability of property and equipment by determining whether the depreciation of property and equipment over its remaining life can be recovered through projected undiscounted future cash flows. The amount of property and equipment impairment, if any, is measured based on fair value and is charged to operations in the period in which property and equipment impairment is determined by management. As of December 31, 2007 and 2006, the Company’s management has not identified any material impairment of its property and equipment.

Revenue recognition — Revenues from fixed-priced contracts are recognized on the percentage-of-completion method based primarily on the ratio of contract costs incurred to date to total estimated contract costs on a per contract basis. Because of inherent uncertainties in estimating costs to complete, it is at least reasonably possible that the estimates used will change in the near term.

Contract costs include all direct costs of labor, subcontractors, materials and equipment as well as those indirect costs that relate to contract performance. Selling, general and administrative costs are charged to expense as incurred. The Company maintains an allowance for contract losses for periods in which such losses are known and determinable. The Company includes the “Provision for estimated losses on uncompleted contracts” in accrued expenses. For the year ended December 31, 2005, the provision for estimated losses on uncompleted contracts was $ 3,623. During the year ended December 31, 2006, the provision for estimated losses on uncompleted contracts was increased by $559. This was offset by reductions in the provision for estimated losses on uncompleted contracts of $1,021. There was no additional provision or recovery for estimated losses recorded in 2007. Changes in job performance, job conditions, estimated profitability, including those arising from final contract settlements, may result in revisions to costs and income. These revisions are recognized in the period in which the revisions are determined. Claims are included in revenues when realization is probable and amounts can be reliably determined. Revenues in excess of contract costs incurred on claims are recognized only when the amounts have been paid.

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

The caption “Costs and estimated earnings in excess of billings” represents the excess of contract revenues from fixed-priced contracts recognized under the percentage-of-completion method over billings to date. For those fixed-priced contracts in which billings exceed contract revenues recognized to date, such excesses are included in the caption “Billings in excess of costs and estimated earnings”.

Revenues on cost-plus and time and materials contracts are recognized as the related work is completed.

In accordance with applicable terms of construction contracts, certain retainage provisions are withheld by customers until completion and acceptance of the contracts. Final payments of the majority of such amounts are expected to be receivable in the following operating cycle.

Accounting estimates — The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates. Significant estimates used in preparing these consolidated financial statements include estimated cost to complete which have a direct effect on gross profit.

Significant revision in contract estimate — During the year ended December 31, 2007, certain contracts had revisions in estimates from those projected in 2006. If the revised estimates as of December 31, 2007 had been applied in the prior year, the gross margin earned on these contracts would have resulted in a decrease of approximately $2,600 in 2006 and an increase in 2007.

During the year ended December 31, 2006, certain contracts had revisions in estimates from those projected in 2005. If the revised estimates as of December 31, 2006 had been applied in the prior year, the gross margin earned on these contracts would have resulted in a decrease of approximately $7,600 in 2005 and an increase in 2006.

During the year ended December 31, 2005, certain contracts had revisions in estimates from those projected in 2004. If the revised estimates as of December 31, 2005 had been applied in the prior year, the gross margin earned on these contracts would have resulted in a decrease of approximately $4,700 in 2004 and an increase in 2005.

Comprehensive income — The Company adopted SFAS No. 130, Reporting Comprehensive Income, which specifies the computation, presentation and disclosure requirements for comprehensive income (loss). During the reported periods herein, such amounts were not significant.

Taxes collected from customers — In June 2006, the Financial Accounting Standards Board ratified the consensus reached on Emerging Issues Task Force (“EITF”) Issue No. 06-03, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (that is, Gross versus Net Presentation). The EITF reached a consensus that the presentation of taxes on either a gross or net basis is an accounting policy decision that requires disclosure. EITF 06-03 is effective for the first interim or annual reporting period beginning after December 15, 2006. Taxes collected from the Company’s customers are and have been recorded on a net basis. The adoption of EITF 06-03 did not have an effect on the Company’s financial position or results of operations.

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Goodwill and other intangible assets — The Company accounts for goodwill and other intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). Under SFAS 142, goodwill and certain intangible assets are not amortized but are subject to an annual impairment test. Goodwill and other intangible assets resulted from the acquisition of Born Heaters, a subsidiary of Onquest, Inc., in 2005 and of Cardinal Contractors, Inc. in 2004 (Note 9).

Income tax — The Company is an S-Corporation for federal and state tax purposes. Therefore, the Company is not directly subject to federal income taxes at the corporate level and is subject to minimal tax in certain states, with its income or loss included in the tax returns of its stockholder. In foreign jurisdictions, income taxes are provided at the Company level. Eligible foreign tax credits are passed through to the stockholder. Substantially all of the provision for income tax relates to California state franchise tax and Canadian taxes. There were no significant deferred income taxes recognized during the years ending December 31, 2007, 2006 and 2005.

Recently Issued Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Primoris is currently assessing the effect of SFAS No. 159 on its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures.” This Statement defines fair value, establishes a framework for measuring fair value in GAAP, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for Primoris would be the year beginning January 1, 2008. Primoris is currently assessing the potential effect of SFAS No. 157 on its financial statements.

In July 2006, the FASB issued Financial Interpretation Number (“FIN”) 48, “Accounting for Uncertainty in Income Taxes — an interpretation of SFAS No. 109.” FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. Effective January 1, 2007, Primoris adopted FIN 48, which did not have a material effect on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R replaces SFAS No. 141, “Business Combinations”, although it retains the fundamental requirement in SFAS No. 141 that the acquisition method of accounting be used for all business combinations. SFAS No. 141R establishes principles and requirements for how the acquirer in a business combination (a) recognizes and measures the assets acquired, liabilities assumed and any noncontrolling interest in the acquiree, (b) recognizes and measures the goodwill acquired in a business combination or a gain from a bargain purchase and (c) determines what information to disclose regarding the business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009. Primoris is currently assessing the potential effect of SFAS No. 141R on its financial statements.

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements.” SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, commonly referred to as minority interest. Among other matters, SFAS No. 160 requires (a) the noncontrolling interest be reported within equity in the balance sheet and (b) the amount of consolidated net income attributable to the parent and to the noncontrolling interest to be clearly presented in the statement of income. SFAS No. 160 is effective for Primoris beginning January 1, 2009. SFAS No. 160 is to be applied prospectively, except for the presentation and disclosure requirements, which are to be applied retrospectively for all periods presented. Primoris is currently assessing the potential effect of SFAS No. 160 on its financial statements.

Note 3 — Restricted Cash

Restricted cash consists of contract retention payments placed by customers into escrow cash accounts with a bank. The allowable investments, which can be made in securities in escrow for contract retentions, are limited to highly graded U.S. and municipal government debt obligations, investment grade commercial paper and certificates of deposit which limits credit risk on these balances. Balances in these escrow cash accounts are released to the Company by the customers as the projects are completed in accordance with the terms specified in the contracts.

Note 4 — Accounts Receivable

The following is a summary of accounts receivable at December 31:

	2007	2006
Contracts receivable, net of allowance for doubtful accounts of $200	$96,576	$78,465
Claim receivable	—	5,132
Retention	14,872	18,110
	111,448	101,707
Due from affiliates	502	2,997
Other accounts receivable	1,357	1,211
	$113,307	$105,915

Amounts “due from affiliates” primarily relate to amounts due from related parties (Notes 7 and 13) for the performance of construction contracts. Contract revenues earned from related parties were approximately $12,993, $4,747 and $ 157 for the years ended December 31, 2007, 2006 and 2005, respectively. At December 31, 2007, amounts due from OMPP (Note 7) totaling $5,708 are included in contracts receivable.

Note 5 — Costs and Estimated Earnings on Uncompleted Contracts

Costs and estimated earnings on uncompleted contracts consist of the following at December 31:

	2007	2006
Costs incurred on uncompleted contracts	$988,472	$813,286
Provision for estimated loss on uncompleted contracts	632	1,673
Gross profit recognized	84,606	54,080
	1,073,710	869,039
Less: billings to date	(1,116,768)	(882,183)
	$(43,058)	$(13,144)

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 5 — Costs and Estimated Earnings on Uncompleted Contracts  – (continued)

This net amount is included in the accompanying consolidated balance sheet at December 31 under the following captions:

	2007	2006
Costs and estimated earnings in excess of billings	$11,085	$14,487
Billings in excess of cost and estimated earnings	(54,143)	(27,631)
	$(43,058)	$(13,144)

Note 6 — Property and Equipment

The following is a summary of property and equipment at December 31:

	2007	2006	Useful Life
Land and buildings	$48	$48	30 years
Leasehold improvements	988	1,061	Lease life
Office equipment	709	682	3 – 5 years
Construction equipment	39,535	34,462	7 years
Transportation equipment	6,992	3,656	5 – 7 years
	48,272	39,909
Less: accumulated depreciation and amortization	(32,129)	(27,766)
Net property and equipment	$16,143	$12,143

Note 7 — Equity Method Investment and Joint Venture

During 2007, the Company established a joint-venture, “Otay Mesa Power Partners” (“OMPP”), for the sole purpose of constructing a power plant near San Diego, California. The Company has a 40% interest in the project and accounts for it using the equity method. ARB, Inc., the Company’s wholly owned subsidiary, acts as one of OMPP’s primary subcontractors. ARB has contracts totaling $15,332 with OMPP and recognized $11,741 in related revenues in 2007 which is included in the contract revenues earned from related parties as stated in Note 4. At December 31, 2007, $5,708 was due from OMPP under these contracts and is included in accounts receivable. The following is a summary of the financial position and results of operations as of and for the year ended December 31, 2007:

Otay Mesa Power Partners
Balance sheet data:
Assets	$37,143
Liabilities	38,769
Net assets	$(1,626)

Company’s equity investment in affiliate	$(651)

Earnings data:
Revenue	$50,893

Gross profit	5,148

Earnings before taxes	$5,573

Company’s equity in earnings	$2,229

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 7 — Equity Method Investment and Joint Venture  – (continued)

The joint venture distributed $7,200 during the year, the Company’s share being $2,880, which was greater than the Company’s earnings allocation of $2,229. The joint venture agreement states that distributions made prior to the completion of the contract are considered advances on account of the related partner’s share as determined at the completion of the underlying contract. The deficit shown in the table above due to the excess distributions received has been classified in accrued expenses on the Company’s consolidated balance sheet.

The Company has a 49% interest in ARB Arendal, SRL de CV (“ARB Arendal”), and accounts for this investment under the equity method. ARB Arendal engages in construction activities in Mexico. The following is a summary of the financial position and results as of and for the years ended December 31:

	2007	2006	2005
ARB Arendal, SRL de CV
Balance sheet data:
Assets	$32,358	$24,217
Liabilities	35,659	16,895
Net assets	$(3,301)	$7,322

Company’s equity investment in affiliate	$—	$3,588

Earnings data:
Revenue	$86,143	$50,653	$55,379

Gross profit	6,642	6,281	5,701

Earnings before taxes	$3,421	$3,673	$1,610

Company’s equity in earnings	$(3,588)	$1,800	$789

Because of the uncertainty on the outcome of the negotiations of ARB Arendal with a major customer in Mexico, the Company determined there was an other than temporary impairment on its investment in ARB Arendal, and has decided to write down its investment to $0.

Note 8 — Discontinued Operations — ARB Chile

During September 2004, the Company decided to cease all operations in Chile. The fixed assets, consisting mainly of construction equipment, were sold locally or repatriated in 2006. Related assets, liabilities, revenues and expenses were insignificant at and for the years ended December 31, 2007 and 2006.

During 2005, ARB Chile prevailed in a legal action against a customer in Chile, resulting in a substantial payment included in the gain on discontinued operations for 2005 of $1,519.

Note 9 — Goodwill and Other Intangible Assets

During 2004, the Company, through its wholly owned subsidiary Cardinal Contractors, Inc., (“Cardinal Contractors”) acquired the net assets of Cardinal Contracting, Inc. and Widell, Inc. (the “Cardinal Acquisition”) for approximately $657. The Cardinal Acquisition was recorded pursuant to the purchase method of accounting, in accordance with SFAS No. 141 Business Combinations (“SFAS 141”). The seller was entitled to earn-out payments of up to $1,400 over a five-year term, the determination of which is based on exceeding pre-established hurdle rates. Amounts paid to the seller under the earn-out agreement increased the total cost of the Cardinal Acquisition. The excess of the Cardinal Acquisition cost over the fair value of the net identifiable tangible assets acquired has been assigned to goodwill, contract backlog, covenant not to compete and trade name in the accompanying consolidated financial statements. At December 31, 2006 and 2005, $519 and $349 respectively was payable under the earn-out agreement. There is no unearned deferred earn-out at December 31, 2007 as all available amounts were earned in the years 2004 through 2006.

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 9 — Goodwill and Other Intangible Assets  – (continued)

During 2005, the Company through its wholly owned subsidiary Born Heater ULC, (“Born”) acquired the net assets of Born Heaters Canada Ltd. and Born Canada Services Ltd. for approximately $1,875 including a put/call option for Company stock valued at $588 (the “Born Acquisition”). The Born acquisition has been recorded pursuant to the purchase method of accounting in accordance with SFAS 141. The seller is entitled to earn out payments of up to $2,481 over a five year term, the determination of which is based on exceeding pre-established hurdle rates. Amounts paid to the seller under the earn-out agreement increase the total cost of the Born Acquisition. The excess of the Born Acquisition cost over the fair value of the net identifiable tangible assets acquired has been assigned to goodwill, contract backlog, covenant not to compete and trade name in the accompanying consolidated financial statements. During the years ended December 31, 2007 and 2006, $414 and $1,303, respectively, was payable under the earn-out agreement, leaving an unearned deferred earn-out of $764 at December 31, 2007.

At December 31, 2007 and 2006, the balance of goodwill was $2,227 and $1,813, respectively. The Company determined that goodwill is deductible for income tax purposes. At December 31, 2007 and 2006, other intangible assets consist of a contract backlog, covenants not to compete and tradenames totaling $1,437 in both years, net of accumulated amortization of $1,349 and $1,217, respectively, related to the acquisitions of Born and Cardinal Contractors. Intangible assets with finite lives are amortized using the straight-line method over the estimated useful lives. At December 31, 2007, the estimated remaining useful life for finite lived intangible assets was three years. Amortization expense on intangible assets was $132, $340 and $76 for the years ended December 31, 2007, 2006 and 2005, respectively. Amortization expenses related to intangible assets at December 31, 2007 is expected to be $37, $36 and $15 in each of the next three years. At December 31, 2007 and 2006 management determined there was not an impairment of goodwill.

Note 10 — Accounts Payable

At December 31, 2007 and 2006, accounts payable includes retentions of approximately $9,527 and $9,205, respectively, due to subcontractors, which have been retained pending contract completion and customer acceptance of jobs.

Note 11 — Accrued Expenses and Other Current Liabilities

The following is a summary of accrued expenses and other current liabilities at December 31:

	2007	2006
Payroll and related employee benefits	$6,339	$4,134
Insurance, including self-insurance reserve	6,301	4,168
Short-term borrowing	1,221	—
OMPP liability (note 7)	651	—
Provision for estimated losses on uncompleted contracts	632	1,673
Earn-out liability (note 9)	414	2,188
Foreign income taxes and other taxes	278	1,862
Other	2,379	1,400
	$18,215	$15,425

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 12 — Credit Arrangements

Credit facilities and long-term debt consist of the following at December 31:

	2007	2006
Construction equipment note payable to a commercial equipment finance company, with an interest rate of 6.51% per annum. Monthly principal and interest payments are due in the amount of $350, with the final payment due in December 2013. The note is secured by certain construction equipment of the Company.	$20,821	$23,569
Construction equipment notes payable to a commercial equipment financing company, with interest rates of 5.30%. Monthly principal and interest payments aggregating $85 are due on the notes until their respective maturity dates on December 2012. The notes are secured by certain construction equipment of the Company.	4,069	—
Commercial note payable to a bank with an interest rate of 6.49%. Monthly principal and interest payments are due in the amount of $20, with the final payment due in April 2010. The note is secured by certain construction and automotive equipment of the Company.	509	702
Capital lease obligation with a financial instituion, requiring monthly payments of $83, including interest of approximately 5.86%, through December 2009 and secured by the related construction equipment.	2,100	—
Total long-term debt	27,499	24,271
Less: current portion	(4,858)	(2,943)
Long-term debt, net of current portion	$22,641	$21,328

Scheduled maturities of long-term debt are as follows:

Year Ending December 31,
2008	$4,858
2009	5,430
2010	4,334
2011	4,770
2012	4,542
Thereafter	3,565
$27,499

Credit facilities — In March 2007, the Company entered into a new revolving line of credit agreement payable to a bank group with an interest rate of prime or at LIBOR plus an applicable margin. The revolving line is secured by substantially all the assets of the Company. The Company can borrow up to $30,000 based on a set advanced rate on qualified collateral, and all amounts borrowed under the line of credit are due March 31, 2010.

The term loan and line of credit facilities contain substantial restrictive covenants, including, among other things, restrictions on investments, minimum working capital and tangible net worth requirements. The Company was in compliance with all restrictive covenants during the year ended December 31, 2007.

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 13 — Commitments and Contingencies

The Company leases certain property and equipment under noncancellable operating leases which expire at various dates through 2019. The leases require the Company to pay all taxes, insurance, maintenance, and utilities.

Certain of these leases are with entities related through similar ownership by shareholders, officers, and directors of the Company. The leases are classified as operating leases in accordance with SFAS No. 13, Accounting for Leases.

The future minimum lease payments required under noncancellable operating leases are as follows for the years ending after December 31, 2007:

For the Years Ending December 31,	Real Property	Real Property (Related Party)	Equipment	Equipment (Related Party)	Total Commitments
2008	$1,366	$948	$4,420	$428	$7,162
2009	1,088	740	3,790	345	5,963
2010	1,089	755	3,405	98	5,347
2011	949	770	2,447	41	4,207
2012	959	580	656	—	2,195
Thereafter	1,555	1,633	61	—	3,249
	$7,006	$5,426	$14,779	$912	$28,123

Total lease expense during the years ended December 31, 2007, 2006 and 2005 amounted to approximately $7,506, $7,259 and $3,500, respectively, including amounts paid to related parties of $990 and $894 and a refund of $ 438, respectively.

Letters of credit — At December 31, 2007, the Company had a letter of credit of $1,200 pledged as collateral on a line of credit for ARB Ecuador, Ltda. The line had $1,200 outstanding at December 31, 2007, which is included in “accrued expenses and other current liabilities” on the accompanying consolidated balance sheet.

The Company had a letter of credit of $1,000 pledged as collateral on lines of credit of ARB Arendal, SRL de CV (Note 7). The lines had $1,329 and $0 outstanding at December 31, 2007 and 2006, respectively. The letter of credit was retired on December 31, 2007.

Additionally, at December 31, 2007 and 2006 the Company had additional letters of credit outstanding of approximately $3,127 and $2,533, respectively.

Litigation — The Company is subject to claims and legal proceedings arising out of its business. Management believes that the Company has meritorious defenses to the claims. Although management is unable to ascertain the ultimate outcome of such matters, after review and consultation with counsel and taking into consideration relevant insurance coverage and related deductibles, management believes that the outcome of these matters will not have a materially adverse effect on the consolidated financial position of the Company.

Bonding — As of December 31, 2007, 2006 and 2005, the Company had bid and completion bonds issued and outstanding totaling approximately $427,500, $246,500 and $128,400, respectively.

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 14 — Reportable Operating Segments

The Company operates in two reportable segments. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on gross profit before allocations of selling, general and administrative expenses, other income and expense items and income taxes. The Company accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices. Primoris's Construction Services segment is an accumulation of several strategic business units that offer construction services.  The Engineering segment is a separate business unit that provides engineering services.

Pursuant to SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information,” the Company organizes its operations into the following two segments, consisting of the following groups:

Construction Services

•
The Underground group installs, replaces, repairs and rehabilitates natural gas, refined product, and water and wastewater pipelines. Substantially all of the Company’s pipeline and distribution projects involve underground installation of pipe with diameters ranging from one-half to 102 inches.

•
The Industrial group provides a comprehensive range of services, from turnkey construction to retrofits, upgrades, repairs, and maintenance of industrial plants and facilities. It executes contracts as the prime contractor or as a subcontractor utilizing a variety of delivery methods including fixed price competitive bids, fixed fee, cost plus and a variety of negotiated incentive based contracts.

•	The Structures group designs and constructs complex commercial and industrial cast-in-place concrete structures which specializes in construction concrete parking structures.

•
The Water and Wastewater group specializes in design-build, general contracting and construction management of facilities and plants dedicated to reverse osmosis, desalinization, conventional water treatment, water reclamation, wastewater treatment, sludge processing, solid waste, pump stations, lift stations, power generation cooling, cogeneration, flood control, wells and pipeline projects, primarily in the Southeastern United States.

Engineering

•
The Engineering group specializes in designing, supplying, and installing high-performance furnaces, heaters, burner management systems, and related combustion and process technologies for clients in the oil refining, petrochemical, and power generation industries. It furnishes turn-key project management with technical expertise and the ability to deliver custom engineering solutions worldwide.

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

The following table sets forth the Company’s revenue by segment for the years ended December 31, 2007, 2006 and 2005:

	Year Ended December 31,
	2007		2006		2005
Business Segment	Revenue	% of Revenue	Revenue	% of Revenue	Revenue	% of Revenue
Construction Services	$470,366	85.9%	$399,672	91.0%	$336,471	92.8%
Engineering	77,300	14.1	39,733	9.0	26,014	7.2
Total	$547,666	100.0%	$439,405	100.0%	$362,485	100.0%

The following table sets forth the Company’s gross profit by segment for the years ended December 31, 2007, 2006 and 2005:

	Year Ended December 31,
	2007		2006		2005
Business Segment	Gross Profit	% of Revenue	Gross Profit	% of Revenue	Gross Profit	% of Revenue
Construction services	$51,593	11.0%	$33,922	8.5%	$23,569	7.0%
Engineering	7,759	10.0%	6,028	15.2%	1,577	6.1%
Total	$59,352	10.8%	$39,950	9.1%	$25,146	6.9%

Third-party revenues as presented below are based on the geographic region in which the contracting subsidiary is located and not the location of the client or job site:

	External Revenues Year Ended December 31,						Total Assets At December 31,
	2007		2006		2005		2007	2006
Country	Revenue	% of Revenue	Revenue	% of Revenue	Revenue	% of Revenue
United States	$521,663	95.3%	$411,095	93.6%	$354,929	97.9%	$203,047	$148,116
Canada	20,961	3.8	18,911	4.3	1,714	0.5	14,818	11,077
Ecuador	5,042	0.9	9,399	2.1	5,842	1.6	3,108	3,116
Total	$547,666	100.0%	$439,405	100.0%	$362,485	100.0%	$220,973	$162,309

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 15 — Customer Concentrations

The Company operates in multiple industry segments encompassing the construction of commercial, industrial, and public works infrastructure assets throughout the United States, and in foreign countries, including Ecuador, Mexico, and others.

During the years ended December 31, 2007 and 2006, the Company earned 16.2% and 18.7%, respectively, of its revenue from the following sources:

	2007		2006		2005
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Public gas and electric utility	$32,668	6.0%	$47,284	10.8%	$32,208	8.9%
Public gas and electric utility	—	—	$34,850	7.9%	—	—
Pipeline operator	55,783	10.2%	—	—	39,098	10.8
	$88,451	16.2%	$82,134	18.7%	$71,306	19.7%

At December 31, 2007, approximately 14% of the Company’s accounts receivable were due from one customer. For the year ended December 31, 2007 the Company earned approximately 10% of its total revenues from this customer.

Note 16 — Stock Purchase Agreement

The Company and its shareholders (several of whom are also officers and/or directors) have entered into stock purchase agreements which provide that: (1) if a shareholder desires to sell his shares of common stock of the Company, they must first be offered to the Company and other shareholders, and (2) in the event of the death of a shareholder, the Company has the right to repurchase the shares of common stock from the estate of the deceased shareholder. The purchase price of the shares of common stock under these agreements would be the current book value, as defined, of the shares of common stock.

The Company maintains insurance policies on certain shareholders to assist in providing funds for the purchase of stock in the event of death.

Note 17 — Retirement Plans

Union Plans — The Company contributes to multi-employer benefit plans for its union employees at rates determined by the various collective bargaining agreements. Eligibility and allocations of contributions and benefits are determined by the trustees and administered by the multi-employer benefit plans. The Company contributed $8,700, $6,400 and $7,300, under these plans for the years ended December 31, 2007, 2006 and 2005, respectively. These costs are charged directly to the related construction contracts in process.

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 17 — Retirement Plans  – (continued)

Under U.S. legislation regarding such pension plans, a company is required to continue funding its proportionate share of a plan’s unfunded vested benefits in the event of withdrawal (as defined by the legislation) from a plan or plan termination. As the Company participates in a number of these pension plans, the potential obligation may be significant. The information required to determine the total amount of this contingent obligation, as well as the total amount of accumulated benefits and net assets of such plans, is not readily available. Any adjustment for withdrawal liability will be recorded when it is probable that a liability exists and can be reasonably estimated, in accordance with generally accepted accounting principles. The Company has no plans to withdraw from any of these agreements.

401(k) Plan — The Company provides a 401(k) plan for its employees not covered by collective bargaining agreements. Under the plan, employees are allowed to contribute up to 100% of their compensation, up to the IRS prescribed annual limit. The company makes employer match contributions of 100% of the first 3% and 50% of the next 2% of employee contributions. The Company may, at the discretion of the Board of Directors, make an additional profit share contribution to the Plan. The Company’s contribution to the 401(k) plan for the years ended December 31, 2007, 2006 and 2005 aggregated $769, $721 and $529, respectively.

Born Heaters Canada, ULC RRSP-DPSP Plan — Starting January 1, 2008, the Company will provide a RRSP-DPSP plan (Registered Retirement Saving Plan — Deferred Profit Sharing Plan) for its employees of Born Heaters Canada, ULC, not covered by collective bargaining agreements. There are two components to the plan. The RRSP portion will be contributed by the employee, whereas the company portion is paid in the DDSP. Under the plan, the company makes employer match contributions of 100% of the first 3% and 50% of the next 2% of employee contributions. Vesting in the DDSP portion is one year of employment.

The Company has no post-retirement benefits other than those discussed above.

Note 18 — Deferred Compensation Agreements

Put/Call Agreement — The Company has a put/call agreement (the “Put/Call Agreement”) with an employee that resulted from the Born Acquisition (Note 9). In the event of certain transactions, as defined in the agreement, the Company is required to pay the employee an amount equal to the fair value of 81 shares of Company stock. In the event the Company was to convert from its S-Corporation status for tax purposes, the employee would be entitled to 81 shares of Company stock. During the years ended December 31, 2007 and 2006, the Company recognized expenses of approximately $235 and $198. At December 31, 2007 and 2006, the Company had approximately $1,021 and $786 in other long-term liabilities related to this agreement.

Phantom Stock Agreement — The Company has a phantom stock agreement (the “Phantom Stock Agreement”) with an employee. In the event of certain transactions, as defined in the agreement, the Company is required to pay the employee an amount equal to the fair value of 13 shares of Company stock or issue the stock to the employee. During the years ended December 31, 2007 and 2006, the Company recognized deferred compensation expense of approximately $105, $30 and $46, respectively, related to this agreement. At December 31, 2007, 2006 and 2005, the Company had approximately $265, $160 and $46, respectively, recorded in other long-term liabilities related to this agreement.

Note 19 — Income Taxes

The Company is an S-Corporation for both federal and California income tax purposes. Therefore, the Company is not directly subject to federal income taxes at the corporate level and is subject to a reduced California tax rate of 1.5%, with its income or loss included in the tax returns of its shareholders. The Company may distribute funds necessary to satisfy the stockholders’ estimated personal income tax liabilities. In foreign jurisdictions, income taxes are provided at the Company level. Eligible foreign tax credits are passed through to the shareholders.

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 19 — Income Taxes  – (continued)

As discussed in Note 2, during 2007 the company adopted FIN 48, which did not have a material effect on the financial statements. The company is subject to income tax return filing requirements in the United States, multiple state jurisdictions and a few foreign jurisdictions. The company remains open to examination by the IRS for the 2006 tax year and has been examined by the IRS for the tax years ended 2004 and 2005. The company remains open to examination in various states and foreign jurisdictions for the 2003 through 2006 tax years as the statute of limitations have not yet expired. Interest and penalties, if incurred, are recognized as tax expense.

Current income taxes for the year ended December 31, are summarized as follows:

	2007	2006	2005
Foreign	$(264)	$(1,069)	$(25)
State-current	(584)	(201)	(45)
State-prior year refund	—	73	52
	$(848)	$(1,197)	$(18)

There were no significant deferred income taxes recognized during the years ended December 31, 2007, 2006 and 2005.

Note 20 — Subsequent Events (unaudited)

Merger agreement — On February 19, 2008, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with Rhapsody Acquisition Corp. (“Rhapsody”), a public company. Pursuant to the Merger Agreement, Primoris will be merged into Rhapsody and Rhapsody will change its name to “Primoris Corporation.” Rhapsody will be the legal acquiring entity, however, the Company will be considered the acquiring entity for accounting purposes.

The merger is expected to be consummated in the third quarter of 2008, after the required approval by the stockholders of Rhapsody and the fulfillment of certain other conditions, as described in the Merger Agreement.

The Primoris shareholders and its foreign managers (collectively, the “Primoris Holders”), pursuant to certain termination agreements, and in exchange for all shares of common stock of Primoris that is outstanding immediately prior to the merger, will receive in the aggregate 24,094,800 shares of Rhapsody common stock. To secure the indemnity rights of Rhapsody under the Merger Agreement, 1,807,110 of the shares of Rhapsody common stock being issued at the time of the merger will be placed into escrow and will be governed by the terms of an Escrow Agreement. The Merger Agreement also provides for the Primoris Holders to receive up to an additional 5,000,000 shares of Rhapsody common stock, contingent upon the combined companies attaining certain defined performance targets.

As a result of the merger, assuming that no stockholders of Rhapsody elect to convert their shares into cash as permitted by Rhapsody’s certificate of incorporation, the Primoris Holders will own approximately 79.3% of the shares of Rhapsody common stock to be outstanding immediately after the merger and the other Rhapsody stockholders will own approximately 20.7% of Rhapsody’s outstanding shares of common stock, based on the Rhapsody shares of common stock outstanding as of December 31, 2007.

Additionally, in connection with the Merger Agreement, the Company, Rhapsody and two officers of the Company have entered into “Termination Agreements” related to the fulfillment of the obligations under the Put/Call Agreement and Phantom Stock Agreement (collectively the “Deferred Compensation Agreements”) discussed in Note 18. Upon consummation of the merger discussed above, the Termination Agreements would cancel the obligations of the parties under the Deferred Compensation Agreements and allow for the issuance of up to 507,600 shares of Rhapsody stock and for the cash payment of the amounts already accrued under the Deferred Compensation Agreements. As a result, the combined companies would recognize approximately $4,000 of compensation expense related to the Termination Agreements.

PRIMORIS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 20 — Subsequent Events (unaudited)  – (continued)

At the closing of the acquisition, the Chief Executive Officer of Primoris and eight other executive officers of Primoris will enter into employment agreements with either Primoris or one of its subsidiaries.

Foreign currency hedge — In January 2008, the Company purchased two derivative financial instruments for the purpose of hedging future currency exchange in Canadian dollars. The contracts enabled the Company to purchase Canadian dollars before certain dates in 2008 at certain exchange rates. The fair values of these contracts were $3,000 and $2,000 in U.S. dollars, respectively, and the related Canadian dollars sold were $3,005CDN and $2,004CDN, respectively. These contracts expire in March and June of 2008, respectively.